Exhibit m(xi) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

                               THE WACHOVIA FUNDS
                          THE WACHOVIA MUNICIPAL FUNDS

                        EXHIBIT F to 12b-1 Agreement with
                       Federated Securities Corp. ("FSC")

         FSC will pay the Broker fees for the following mutual funds, portfolios or classes thereof (the "Funds") effective as of the dates set forth below:

Name                                                Date

Wachovia Balanced Fund                              June 6, 1996
         (Class B Shares)
Wachovia Emerging Markets Fund                      June 6, 1996
         (Class B Shares)
Wachovia Equity Fund                                June 6, 1996
         (Class B Shares)
Wachovia Equity Index Fund                          June 6, 1996
         (Class B Shares)
Wachovia Fixed Income Fund                          June 6, 1996
         (Class B Shares)
Wachovia Quantitative Equity Fund                   June 6, 1996
         (Class B Shares)
Wachovia Short-Term Fixed Income Fund               June 6, 1996
         (Class B Shares)
Wachovia Special Values Fund                        June 6, 1996
         (Class B Shares)
Wachovia Georgia Municipal Bond Fund                June 6, 1996
         (Class B Shares)
Wachovia North Carolina Municipal Bond Fund         June 6, 1996
         (Class B Shares)
Wachovia South Carolina Municipal Bond Fund         June 6, 1996
         (Class B Shares)
Wachovia Growth & Income Fund                       December 4, 1997
         (Class B Shares)
Wachovia Virginia Municipal Bond Fund               December 4, 1997
         (Class B Shares)
Wachovia Intermediate Fixed Income Fund             March 4, 1998
         (Class B Shares)
Wachovia Executive Equity Fund                      June 3, 1999
         (Class B Shares)
Wachovia Executive Fixed Income Fund                June 3, 1999
         (Class B Shares)
Wachovia Personal Equity Fund                       July 1, 1999
         (Class B Shares)

Administrative Fees

1. During the term of this Agreement, FSC will pay Broker a monthly fee in respect of each Fund. This fee will be computed at the annual rate of 0.75 of 1% of the average net asset value of Shares held during the month in accounts for which the Broker provides services under this Agreement.

2. For the monthly period in which the Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.


As revised:  July 1, 1999